Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ESAB Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	457(r)	1,254,255	$96.62	$121,186,118.10	0.0001381	$16,735.80

Total Offering Amounts:							$121,186,118.10		16,735.80
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$16,735.80

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrant’s common stock on June 23, 2026, as reported on the New York Stock Exchange.

Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3 (File No. 333-277500) on February 29, 2024 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith.